As filed with the Securities and Exchange Commission on February 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SpectraSite, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2027322 (I.R.S. Employer Identification No.)

400 Regency Forest Drive
Cary, North Carolina 27511
(919) 468-0112
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John H. Lynch
Vice President, General Counsel & Secretary
SpectraSite, Inc.
400 Regency Forest Drive
Cary, North Carolina
(919) 468-0112
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce A. Gutenplan, Esq. Raphael M. Russo, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	James J. Clark, Esq. Luis R. Penalver, Esq. Cahill, Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 474-1000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☑ 333-112154

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Unit(2)	Price	Registration Fee

Common Stock, $0.01 par value per share	1,150,000 shares	$35.19	$40,468,500	$5,128

(1)	Includes 150,000 shares subject to the underwriters’ over-allotment option.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, based on the average of the high and low sale price of the common stock on February 5, 2004.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
OPINION OF PAUL, WEISS, RIFKIND ETAL.
CONSENT OF ERNST & YOUNG LLP

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-112154) filed by SpectraSite, Inc. with the Securities and Exchange Commission, which was declared effective by the Commission on February 5, 2004 (the “Prior Registration Statement”), are incorporated herein by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit
Number	Description of Exhibit

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the common stock.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, North Carolina, on February 5, 2004.

SPECTRASITE, INC.

By:	/s/ David P. Tomick

Name:	David P. Tomick
Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities on the 5th day of February, 2004.

*

Name:	Stephen H. Clark
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/	David P. Tomick

Name:	David P. Tomick
Title:	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

*

Name:	Gabriela Gonzalez
Title:	Senior Vice President, Corporate Controller (Principal Accounting Officer)

*

Name:	Paul M. Albert
Title:	Director

*

Name:	Gary S. Howard
Title:	Director

3

*

Name:	Robert Katz
Title:	Director

*

Name:	Richard Masson
Title:	Director

* By:	/s/ David P. Tomick

David P. Tomick
(as attorney-in-fact)

4

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the common stock.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement)

*	Filed herewith.